Exhibit 10.22

                      REVOLVING LOAN AND SECURITY AGREEMENT


         This Revolving Loan and Security Agreement ("Agreement") among COMMERCE BANK, N.A., having offices at 701 Route 70 East, Cherry Hill NJ 08034 ("Lender"); INTEGRATED BIOPHARMA, INC., a Delaware Corporation, MANHATTAN DRUG COMPANY, INC., a New York Corporation, IHT HEALTH PRODUCTS, INC., a Delaware Corporation, INTEGRATED HEALTH IDEAS, INC., a New Jersey Corporation (f/k/a Manhattan International, Inc., a New Jersey corporation), IHT PROPERTIES CORP., a Delaware corporation, NUCYCLE THERAPY, INC., a New Jersey corporation, VITAMIN FACTORY, INC., a Delaware Corporation (jointly and severally "Borrower") all having an address at 201 US Highway 22, Hillside, New Jersey, 07205; and E. GERALD KAY, residing at 3 Isabella Place, Glen Rock, New Jersey, 07452 ("Guarantor") is effective on June 11, 2003.


STATEMENTS

         A. The Borrower has requested financial accommodation(s) from Lender.

         B. Lender is willing to render the requested financial accommodation(s) to the Borrower in connection with the Borrower's business and on certain terms and conditions.

         C. To secure the financial accommodation(s), the Borrower is willing, among other things, to grant a first priority security interest to Lender in certain assets of the Borrower.

         NOW, THEREFORE, in consideration of the promises, covenants and understandings set forth in this Agreement and the benefits to be received from the performance of such promises, covenants and understandings, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

DEFINITIONS

         "Accounts" - as defined in Exhibit A

         "Advance Limit" - as defined in Section 1.1(b)

         "Affiliate" - as defined in Section 7.12

         "Chattel Paper"  - as defined in Exhibit A

         "Collateral"   - as defined in Article 4

         "Commercial Tort Claims"  - as defined in Exhibit A

         "Debt" - as defined in Article 3

         "Debt Service Coverage Ratio" - as defined in Section 7.16

         "Default" - as defined in Section 9.1

         "Delivered Financials" - as defined in Section 5.4(a)

         "Deposit Accounts"  - as defined in Exhibit A

         "Environmental Laws" - as defined in Section 5.15(c)

         "Equipment" - as defined in Exhibit A

         "ERISA" - as defined in Section 5.10

         "GAAP" - as defined in Section 5.4(a)

         "General Intangibles" - as defined in Exhibit A

         "Goods" - as defined in Exhibit A

         "Instruments"  - as defined in Exhibit A

         "Inventory" - as defined in Exhibit A

         "Investment Property"  - as defined in Exhibit A

         "Letter of Credit Rights"  - as defined in Exhibit A

         "Operating Documents" - as defined in Section 5.1(c)

         "OSHA" - as defined in Section 5.11

         "Participant" - as defined in Section 2.4(b)

         "Plan" - as defined in Section 5.10

         "Prime Rate" - as defined in Section 1.2(e)

         "Revolving Loan" - as defined in Section 1.1(a)

         "Tangible Net Worth" - as defined in Section 7.15



AGREEMENTS

                          ARTICLE 1. THE REVOLVING LOAN

Section 1.1  The Revolving Loan

                  1.1(a) Lender agrees to provide, pursuant to the terms of this Agreement and in the absence of an event of Default, at one time or from time to time, at the request of the Borrower, loans to the Borrower in an aggregate amount up to but not in excess of the Borrower's Advance Limit on a revolving loan basis (the "Revolving Loan") during the term of this Agreement. The Revolving Loan is to be payable in full on the earlier of (i) June 10, 2005, as provided in this Agreement, or (ii) upon a Default as provided in this Agreement. The Borrower has the right to prepay such Revolving Loan without penalty.

                  1.1(b) The term "Advance Limit" means the loans or advances which Lender may make to the Borrower pursuant to this Agreement which are not in the aggregate at any time outstanding to exceed One Million Dollars ($1,000,000.00).

                  1.1(c) Without limiting any other rights, terms, conditions or remedies of Lender, all loans, advances or financial accommodations made or otherwise available to Borrower is subject to Lender's continuing right, in its sole and absolute discretion, to withhold from Borrower a reserve, and to increase and decrease such reserve from time to time, if and to the extent that, in Lender's sole judgment, such reserve is necessary to protect the interests of Lender against possible non-payment of Accounts, for any reason, by account debtors, possible non-payment by Borrower of any indebtedness owed to, or liens held by, third parties, or to protect the interests of Lender against the possible adverse effect of any state of facts which does or would, with or without notice or passage of time, or both, constitute a Default hereunder.

Section 1.2 Interest Rate and Other Provisions Relating to The Revolving Loan

                  1.2(a) Interest accrues on the Revolving Loan at Lender's floating Prime Rate (as that term is defined in this Agreement).

                  1.2(b) Each change in the floating interest rate is to take effect simultaneously with a corresponding change in the Prime Rate without notice to Borrower. Interest is to be calculated on a daily basis with each day representing 1/360th of a year.

                  1.2 (c) The Revolving Loan is to be evidenced by promissory note(s) (the "Note") in the form required by Lender.

                  1.2(d) In the event of Default (as defined in this Agreement), interest accrues on the Revolving Loan and the Debt (as defined in this Agreement) at a rate equal to five (5%) percent above the interest rate otherwise payable hereunder. Borrower acknowledges that: (i) such additional rate is a material inducement to Lender to make the Revolving Loan; (ii) Lender would not have made the Revolving Loan in the absence of the agreement of the Borrower to pay such default rate; (iii) such additional rate represents compensation for increased risk to Lender that the Revolving Loan will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of (a) the cost to Lender in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the Revolving Loan and (b) compensation to Lender for losses that are difficult to ascertain.

                  1.2(e) The Prime Rate means the fluctuating Prime Rate of interest published in the Wall Street Journal (or its successors and assigns) from time to time. The Prime Rate is established for the convenience of Lender. It is not necessarily Lender's lowest rate. In the event that there should be a change in the Prime Rate, such change shall be effective on the date of such change without notice to Borrower or any Guarantor, endorser or surety. Any such change will not effect or alter any other term or conditions of any promissory note or this Agreement.

                  1.2(f) Interest on the Revolving Loan is payable by the Borrower each month beginning on the first banking day of Lender in the month following the effective date of this Agreement, unless otherwise provided herein or in the Note. Lender may, at its sole and absolute discretion, charge unpaid interest or principal to any checking or other account of the Borrower or Guarantor, deduct unpaid interest or principal from any future advance to the Borrower, or apply any proceeds received by Lender to the payment of unpaid interest or principal. Any failure or delay by Lender in submitting an invoice(s) for interest payments does not discharge or relieve the Borrower of the obligation to render timely payments. Borrower is to maintain its main operating accounts with Lender and is to maintain sufficient balances therein at all times to enable Lender to directly charge all sums due to Lender.

                  1.2(g) In no event is the interest rate or other charges of this Agreement to exceed the highest rate permissible under law. If any provision of this Agreement or any other instrument executed in connection thereto be construed or held to permit the collection of or to require the payment of any amount of interest in excess of that permitted by applicable law, the provisions of this paragraph control and override any contrary or inconsistent provision of this Agreement or instrument. The intention of the parties is to conform strictly to the applicable laws relating to maximum rates of interest. This Agreement and each other instrument evidencing or relating to the Debt are to be held subject to reduction or rebate as to any amount paid by or on behalf of the Borrower in violation of any such law.

                   1.2(h) The Borrower is to, during each twelve (12) month period of time following the date of this Agreement, pay to Lender the full unpaid principal balance of the Revolving Loan and refrain from requesting Advances on account of the Revolving Loan for a period of at least thirty (30) consecutive days.

Section 1.3  Monthly Statement

                  Once each month Lender may render a statement of account to the Borrower reflecting the current status of the Revolving Loan. Such statement is to be deemed an accounting and an authenticated record within the meaning of the Uniform Commercial Code. If any statement indicates that the outstanding balance of the Revolving Loan exceeds the Advance Limit, the Borrower must immediately pay the excess balance to Lender. Such excess is not to be construed as a commitment or obligation of Lender to make advances in excess of the Advance Limit. Each statement of account is to be considered correct, accepted by the Borrower and conclusively binding upon the Borrower, unless the Borrower gives notice to Lender to the contrary in writing within ten (10) banking days after the sending of the statement by Lender. If the Borrower disputes the accuracy of Lender's statement, the Borrower's notice is to specify in detail the basis of the dispute. If the Borrower requests an accounting more frequently than once per six (6) month period, Lender may charge the Borrower for the cost of each additional accounting.

Section 1.4  Method of Advances

                  Advances under the Revolving Loan may be made through telephone requests from the Borrower from an individual purporting to be an authorized representative of the Borrower or other written notification means acceptable to Lender, by deposit of the amount requested pursuant to this Agreement in such controlled account(s) which the Borrower is to maintain at designated branches of Lender or as may be indicated in writing by the Borrower with the written consent of Lender. All such telephone requests, means of notification and writings are to be deemed conclusively binding upon the Borrower. In the event Lender honors a check of the Borrower resulting in the Borrower's checking account being deemed overdrawn, Lender is to be deemed to have made an advance to the Borrower in the amount overdrawn on the Lender's banking day immediately preceding the day on which the Borrower's check is tendered to Lender for collection (even if that amount is in excess of the Advance Limit). Notwithstanding, Lender has no obligation to honor any overdraft of the Borrower.

Section 1.5  Reimbursement of Increased Cost to Lender

                  If any law, regulation or guideline, or change in any law, regulation or guideline or in the interpretation thereof, or any order or ruling by any regulatory body, court or other governmental authority, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such regulatory body, court or authority, imposes, modifies, or deems applicable to Lender any reserve, capital, special deposit or other requirement or condition in respect of the Debt, which results in an increased cost or reduced benefit to Lender (as determined by reasonable allocation of the aggregate of such increased costs or reduced benefits to Lender resulting from such event), then Borrower is to pay to Lender from time to time upon demand additional amounts sufficient to compensate Lender for such increased costs or reduced benefits, together with interest on each such amount from a date ten
(10) days after the date of such demand until payment in full thereof at the highest interest rate then applicable to any of the Debt. A certificate setting forth in reasonable detail such increased cost incurred or reduced benefit realized by Lender as a result of any such event is to be conclusive as to the amount thereof, absent manifest error.

Section 1.6  Conditions Precedent to the Revolving Loan

                  The obligation of Lender to make the Revolving Loan and the discretion by Lender to make any advances pursuant to this Agreement is further subject to the following conditions:

                  1.6(a) Such assurances (including certificates from representatives of the Borrower or Guarantor) that Lender requires that the representations and warranties of the Borrower and Guarantor set forth in this Agreement or relating to this Agreement are true, accurate and complete;

                  1.6(b) Such assurances (including certificates from representatives of the Borrower or Guarantor) that Lender requires that the proceeds of the Revolving Loan are to be utilized by the Borrower for the purposes set forth in this Agreement;

                  1.6(c) Such assurances (including certificates from representatives of the Borrower or Guarantor) that Lender requires that no event of Default defined in this Agreement or other documents relating to this Agreement exists, continues to exist, or would exist but for the lapse of time or notice; and

                  1.6(d) Such other terms and conditions, delivery of documents, guarantees, searches, origination fee, opinions of counsel or other matters that Lender may require, including those set forth in any conditional commitment made to the Borrower by Lender relating to the Revolving Loan, all in form and substance satisfactory to Lender.


         ARTICLE 2. ADDITIONAL OBLIGATIONS OF THE BORROWER AND GUARANTOR

Section 2.1  Existing Obligations

                  The Borrower and Guarantor agree to pay and perform, when due, all other debts, liabilities and duties of every kind and character now existing to Lender regardless of whether such debts, liabilities and duties may be direct, indirect, or the result of any derivative transaction, primary or secondary, joint or several, fixed or contingent (regardless of form, existence of collateral therefor, whether guaranteed, or subject to a participation agreement).

Section 2.2  Future Advances

                  The Borrower and Guarantor agree to pay and perform, when due, future advances, loans, debts, liabilities and duties to Lender whether direct or indirect, primary or secondary, joint or several, fixed or contingent whether or not relating to this Agreement or the Revolving Loan (regardless of form, existence of collateral therefor, whether guaranteed, or subject to a participation agreement).

Section 2.3  Expenses in Preserving Interests of Lender

                  The Borrower and Guarantor agree to pay on demand, such advances made by Lender to or for the account of the Borrower or Guarantor, including advances for insurance, repairs to any Collateral, taxes, and such costs incurred by Lender (in its discretion and regardless as to whether any such advance increases the unpaid balance of the Revolving Loan or the Debt) in the discharge of any lien, security interest, encumbrance, lease, pledge or assignment.

Section 2.4  Obligations to Lender Affiliates or Participants

                  2.4(a) The Borrower and Guarantor agree to pay and perform, when due, all other debts, liabilities and duties of every kind and character to any Affiliate or participants of Lender, whether such debts, liabilities and duties exist now or may exist in the future, and regardless of whether such debts, liabilities and duties may be direct or indirect, primary or secondary, joint or several, fixed or contingent (regardless of form, existence of collateral therefor, whether guaranteed, or subject to a participation agreement).

                  2.4(b) The Borrower and Guarantor acknowledge that in the regular course of commercial banking business Lender may at any time and from time to time transfer or sell participating interest(s) in the Revolving Loan to other financial institutions (each such transferee or purchaser of a participating interest, a "Participant"). Each Participant may exercise all rights to payment (including without limitation rights of set-off) with respect to the interests held by it as determined by Lender provided that Borrower is not required to pay more than the amount which it would have been required to pay to Lender had Lender retained such interest. Borrower hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant's interest in the Revolving Loan.

Section 2.5  Expenses in Realizing Upon Security Interest

                  The Borrower and Guarantor agree to pay, on demand, all costs and expenses, including reasonable attorneys fees of both outside and in-house counsel, incurred by Lender to preserve, collect, protect, foreclose, sell, or otherwise realize upon its security interest in the Collateral identified in this Agreement or in any other security agreement executed by the Borrower or Guarantor of the Revolving Loan or other obligation of the Borrower or Guarantor to Lender.

Section 2.6  Expenses in Enforcing and Defending Rights

                  The Borrower and Guarantor agree to pay, on demand, all costs and expenses, including reasonable attorneys fees of both outside and in-house counsel, incurred by Lender in the prosecution or defense of any action or proceeding relating to the subject matter of this Agreement or other agreement or instrument executed by the Borrower or Guarantor.

Section 2.7  Costs of Lender

                  The Borrower and Guarantor agree to pay, on demand, to Lender all costs and expenses incurred by Lender in the preparation, execution and administration of this Agreement or other agreements including, but not limited to, reasonable attorneys fees, consultant and other professional fees, search fees and other out-of-pocket expenses.


                               ARTICLE 3. THE DEBT

For purposes of this Agreement, the term "Debt" is defined as the Revolving Loan and those additional obligations of the Borrower and Guarantor defined in
Article 1 and Article 2 of this Agreement.


                          ARTICLE 4. SECURITY INTEREST

                  To secure the payment and performance by the Borrower and Guarantor of the Debt to Lender, the Borrower hereby pledges, sets over, assigns, delivers and grants a first priority security interest to Lender in all Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights and all other Collateral more particularly described in Exhibit A annexed hereto and incorporated herein, in the guaranty of the Guarantor and in the insurance for the benefit of Lender described in Section 6.13 of this Agreement and in the Mortgage between Lender and IHT PROPERTIES CORP. of even date herewith as to real property located at 201 US Highway 22, Hillside (Block 1108, Lot 47), Union County, New Jersey ("Mortgage"). The Borrower and Guarantor hereby pledge, set over, assign, deliver and grant such additional security interests set forth in such other security agreements and control agreements delivered in connection with this Agreement. The security interest pledged, set over, assigned and granted by the Borrower and Guarantor to Lender is to be a first and only priority security interest pursuant to applicable law (unless otherwise provided on Schedule 1 annexed hereto or in the other security or control agreements delivered) and the Borrower and Guarantor are to take all such action to create and perfect such security interest as Lender may require. The foregoing is, collectively, the "Collateral."


               ARTICLE 5. REPRESENTATIONS AND WARRANTIES TO LENDER

                  In order to induce Lender to execute this Agreement, the Borrower, for itself, its subsidiaries (if any) and the Guarantor (collectively, "they", "them" or "their") make the following representations and warranties:

Section 5.1  Organization and Standing

                  5.1(a) The Borrower consists of duly organized, validly existing registered organizations organized in good standing under the laws of the state of their incorporation. The spelling and identification of the Borrower in this Agreement is accurate in all respects and consistent with the Borrower's registration. They are duly licensed or qualified to do business in each jurisdiction in which qualification is required by law, and they are in good standing in all such jurisdictions. They have full power and authority to own their properties and to carry on business in all jurisdictions where they are doing business. All leases relating to the use by them of properties or assets are in full force and effect.

                  5.1(b) They possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective business substantially as now conducted and as presently proposed to be conducted, and are not in violation of rights of others with respect to any of the foregoing.

                  5.1(c) Lender has been provided with true copies of the filed Certificates of Incorporation, shareholder agreements (if any), resolutions, with respect to the Debt, bylaws and any amendments thereto (collectively and where applicable "Operating Documents") as the same are still in full force and effect. Lender may rely on the accuracy and integrity of the Operating Documents. Borrower has the authority to execute this Agreement and perform the undertakings set forth herein.

                  5.1(d) There has been no Certificate of Cancellation or Certificate of Dissolution filed on behalf of the Borrower nor has the Borrower been de facto dissolved by any event such as the death, retirement, resignation, expulsion, bankruptcy or dissolution of any shareholder or any other event which would cause the dissolution of Borrower pursuant to applicable law.

                  5.1(e) The individual(s) executing this Agreement on behalf of the Borrower are authorized as officers to do so and to bind and obligate the Borrower pursuant to the terms hereof.

                  5.1(f) To the extent that the provisions of this Agreement are inconsistent with the provisions of the Operating Documents, the provisions of this Agreement will control.

Section 5.2  Power

                  5.2(a) They have the power to execute, deliver and carry out this Agreement, and such other related documents and instruments executed by them. Borrower's governing boards have duly authorized and approved the terms of this Agreement and all related actions. No other action, whether by resolution, governmental entity, or otherwise, is necessary for the consummation of the transactions contemplated by this Agreement. Their performance hereunder does not and will not constitute a breach or default of any agreement or law to which they are subject.

                  5.2(b) This Agreement and the documents relating thereto, upon execution and delivery, will constitute their legal, valid and binding agreements enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws relating to or affecting the rights of creditors generally and general principles of equity.

Section 5.3  Litigation

                  There are no judgments, lawsuits, judicial proceedings, investigations or complaints pending or threatened against them relating to any aspect of their business or properties, including but not limited to environmental protection. They are not in default with respect to any judgment, order, injunction or assessment issued by any court or any governmental agency relating to any aspect of their business or properties or relating to their ability to consummate the transactions contemplated by this Agreement.

Section 5.4  Financial Statements and Solvency

                  5.4(a) Prior to the execution of this Agreement, the Borrower has delivered to Lender its financial statements (the "Delivered Financials") requested by Lender. The Delivered Financials are accurate and complete, have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and fairly and accurately present the assets, liabilities, results of operations and capital as at the dates thereof. The Delivered Financials reflect or provide for all fixed and contingent claims against debts and liabilities as of the dates thereof. There has not been any material change of financial condition between the date of the most recent of the Delivered Financials and the date of this Agreement. No fact or condition exists, is contemplated or threatened which may cause any such change at any time in the future.

                  5.4(b) Except as shown on the Delivered Financials, the Borrower has no other liabilities as of the date hereof which would materially or adversely affect its financial condition.

                  5.4(c) All books and records of account are accurate, complete and properly reflect all transactions purported to be documented thereby.

                  5.4(d) Borrower's assets, at a fair valuation, exceed Borrower's liabilities (including, without limitation, contingent liabilities). Borrower is paying its debts as they become due, and Borrower has capital and assets sufficient to carry on its business.

Section 5.5  Compliance with Law

                  5.5 (a) They are in compliance in all material respects with all laws, governmental rules and regulations applicable to their business and properties, including those relating to environmental protection.

                  5.5(b) They are in compliance with all requirements of the Americans with Disabilities Act of 1990, 42 U.S.C. 12101 et seq., including, but not limited to, those regulations promulgated by the Architectural and Transportation Barrier Compliance Board at 36 CFR 1191 et seq., and by the Department of Justice at 28 CFR 36 et seq.

Section 5.6  No Adverse Restrictions

                  They are not subject to any provision in their Operating Documents, any contract, mortgage, lease, judgment, court order, rule or regulation, which would materially and adversely affect their business and properties, the results of their operations or their ability to fulfill any obligations in this Agreement or in any document relating thereto. No contract, instrument, understanding, judgment, statute, court order, rule or regulation to which they are a party or by which they are bound has been or will be violated or breached by the execution and performance of this Agreement.

Section 5.7  Taxes and Tax Returns

                  5.7(a) They have filed all tax returns which were required to be filed as of the date of this Agreement.

                  5.7(b) The provisions for taxes shown in the Delivered Financials are sufficient to satisfy all taxes due and all assessments received for all periods ended on or prior to the dates thereof, without consideration as to whether Borrower is a Subchapter S corporation for Federal income tax purposes.

                  5.7(c) As of the date of this Agreement, no taxes are due from Borrower and no tax liabilities have been assessed or proposed against Borrower which either remain unpaid or are not otherwise provided for in the Delivered Financials.

                  5.7(d) They are not aware of any basis upon which any assessment for a material amount of additional taxes can be made against them.

                  5.7(e) They have not signed any extension agreement with the Internal Revenue Service or any governmental authority or given any waiver of a statute of limitations with respect to the payment of taxes.

                  5.7(f) The results of any governmental examination or audit of tax returns are properly reflected in the Delivered Financials.

                  5.7(g) All taxes which they are required by law to withhold or collect (the "Withholding Taxes") have been duly withheld and collected. To the extent required, they have paid over the Withholding Taxes to the proper governmental authorities on a timely basis or have reflected them as a liability in the Delivered Financials.

Section 5.8  Title to Collateral

                  The Borrower has good and marketable title to all of its tangible and intangible assets subject only to those liens, encumbrances, security interests, assignments, pledges, mortgages or leases set forth on the Delivered Financials. The Borrower has good and marketable title and rights to the Collateral except for the security interest granted to Lender by the Borrower, or except as provided on Schedule 1 or in the other security and control agreements delivered in connection with this Agreement. The Borrower has the right and power to grant the security interests in and to the Collateral provided by or referred to in this Agreement. Except as herein provided, none of the Collateral is or is about to become subject to any other assignment, mortgage, pledge, lien, security interest, lease or encumbrance by virtue of the execution or performance of this Agreement.

Section 5.9  Use of Proceeds of the Revolving Loan

                  5.9(a) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. The proceeds of the Revolving Loan are not intended by the Borrower to be used to purchase or carry any margin stock or to reduce or retire any indebtedness incurred for such purpose. If requested by Lender, the Borrower has furnished to Lender statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U to the foregoing effect.

                  5.9(b) The Borrower is a "United States person(s)" and does not intend to apply the proceeds of the Revolving Loan directly or indirectly to the "acquisition" of "stock" of a "foreign issuer" or "debt obligation" of a "foreign obligor", as such terms are defined in the United States Interest Equalization Tax Act, or to take or permit any other action which would subject Lender to the tax imposed by said Act.

                  5.9(c) The Borrower is not an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940. The application of the proceeds and repayment thereof of the Revolving Loan by the Borrower and the performance of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

                  5.9(d) The Revolving Loan has been requested by Borrower for working capital purposes.

Section 5.10  ERISA.

                  Borrower is in compliance in all material respects with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the related provisions of the Internal Revenue Code, and with all regulations and published interpretations issued thereunder by the United States Treasury Department, the United States Department of Labor and the Pension Benefit Guaranty Corporation ("PBGC").Neither a reportable event as defined in
Section 4043 of ERISA, nor a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, has occurred and is continuing with respect to any employee benefit plan subject to ERISA established or maintained, or to which contributions have been or may be made, by Borrower or by any trade or business (whether or not incorporated) which together with Borrower would be treated as a single employer under Section 4001 of ERISA (any such trade or business being referred to as an "ERISA Affiliate," and any such employee benefit plan being referred to as a "Plan"). No notice of intention to terminate a Plan has been filed nor has any Plan been terminated; the PBGC has not instituted proceedings to terminate, or to appoint a trustee to administer, any Plan, nor do circumstances exist that constitute grounds for any such proceedings; and neither Borrower nor any ERISA Affiliate has completely or partially withdrawn from any multiemployer Plan described in Section 4001(a) (3) of ERISA. Borrower and each ERISA Affiliate has met the minimum funding standards under ERISA with respect to each of its Plans; no Plan of Borrower or of any ERISA Affiliate has an accumulated funding deficiency or waived funding deficiency within the meaning of ERISA; and no material liability to the PBGC under ERISA has been incurred by Borrower or any ERISA Affiliate.

Section 5.11.  OSHA

                  Borrower has duly complied with, and its facilities, business, leaseholds, equipment and other property are in compliance in all material respects with, the provisions of the federal Occupational Safety and Health Act ("OSHA") and all rules and regulations thereunder and all similar state and local laws, rules and regulations; and there are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its facilities, business, leaseholds, equipment or other property under any such law, rule or regulation.

Section 5.12  Inventory

                  The Inventory of the Borrower consists of items of a quality and quantity usable or saleable in the ordinary course of its business and is in compliance with the Fair Labor Standards Act. The value of obsolete items, items below standard quality and items in the process of repair have been written down to realizable market value, or adequate reserves have been provided. The value of Inventory reflected on the Delivered Financials is set at the lower of cost or market in accordance with GAAP.

Section 5.13  Accounts

                  The most recent list of Accounts of the Borrower delivered to Lender is complete, and contains an accurate aging. All of the Accounts are collectible, are subject to no counterclaims or setoffs of any nature whatsoever, and require no further action to constitute such accounts as due and owing by the account debtors. None of the Accounts includes any conditional sales, consignments or sales on any basis other than that of an absolute sale in the ordinary and usual course of business, except as otherwise noted. No agreement has been made under which any deductions or discounts may be claimed except regular discounts in the usual course of business.

Section 5.14  No Consents or Approvals Needed

                  Under the state of the applicable law at the time of the signing of this Agreement, no approval, consent, authorization, or notice by or to any party, including a governmental entity, is required in connection with this Agreement and the consummation of the transactions and matters covered by this Agreement.

Section 5.15  Environmental Compliance

                  5.15(a) None of the Collateral or real or personal property owned or occupied by them in the State of New Jersey has ever been used by previous owners or operators to refine, produce, store, handle, transfer, process or transport hazardous substances, hazardous wastes, pollutants or other related substances as those terms are defined by New Jersey or federal law. They have not nor do they intend to use any of their Collateral or real or personal property owned or occupied by them in the State of New Jersey for the purpose of refining, producing, storing, handling, transferring, processing or transporting such hazardous substances, hazardous wastes, pollutants or other related substances.

                  5.l5(b) No friable asbestos or any substance containing asbestos deemed hazardous by federal or state regulations has been installed in the Collateral.

                  5.15(c) Neither they nor the Collateral or real or personal property owned or occupied by them in the State of New Jersey are in violation of or subject to any existing, pending, or, to their best knowledge, threatened investigation or inquiry or to any remedial obligations under any federal or state laws pertaining to health or the environment, including, but not limited to the Industrial Site Recovery Act f/k/a the Environmental Cleanup Responsibility Act ("ISRA") (N.J.S.A.13:1K-6 et seq., as amended), the Spill Compensation and Control Act (N.J.S.A.58:10 23.11 as amended), the Hazardous and Solid Waste Amendments of 1984 Pub. L98-616 (42 U.S.C. 699 et. seq., as amended); a certain statute adopted by New Jersey for registration of underground storage tanks (N.J.S.A.58:10-21 et seq.,), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et. seq., as amended) and the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq., as amended); (all such federal, state, county, municipal or other laws, ordinances or regulations are hereinafter collectively referred to as the "Environmental Laws").

                  5.15(d) They have not obtained and are not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment by reason of any Environmental Laws.

                  5.15(e) None of the Collateral or real or personal property owned or occupied by them in the State of New Jersey has, is now or is intended to be used as a major storage facility or for the operation of a hazardous substance or waste disposal facility as those terms are defined by any Environmental Laws.

                  5.15(f) No lien or claim has been attached to or made against them, any revenues, the Collateral or any real or personal property owned or occupied by them in the State of New Jersey by the State of New Jersey or the federal government for damages or cleanup and removal costs, as those terms are defined by any Environmental Laws arising from an intentional or unintentional act or omission of them or any previous owner or operator of their real or personal property resulting in the releasing, spilling, pumping, pouring, emitting, emptying, discharging or dumping of hazardous substances, hazardous wastes, pollutants or other related substances as those terms are defined by any Environmental Laws.

                  5.15(g) Neither they nor any occupant has taken any intentional or unintentional act or omission resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging or dumping of hazardous substances, hazardous wastes, pollutants or related substances as those terms are defined by any Environmental Laws.

                  5.15(h) They have conducted (and will, upon reasonable request by Lender, conduct) a complete and thorough on site inspection of all real property owned or occupied by them, including, but not limited to a geohydrological survey of soil and sub-surface conditions to determine the presence of hazardous substances, hazardous wastes, pollutants or related substances as those terms are defined by any Environmental Laws and have found no evidence of such presence.

                  5.15(i) They have required that the seller of any real property acquired (either directly or indirectly, by such means as a stock transaction, for example) by them on or after January l, 1984 and all occupants of all real property owned by them since January 1, 1984 comply with the provisions of ISRA and have provided evidence of such compliance to Lender. They have otherwise complied with ISRA, will not take or fail to take such action which would render its representations or covenants made in this section to be untrue or incapable of performance, and have and will provide evidence of such compliance to Lender.

Section 5.16 Identification of the Borrower

                  5.16(a) Schedule 2 annexed hereto sets forth a complete and accurate list of all names by which the Borrower is known or under which the Borrower is conducting business, including, without limitation, its fictitious names, alternate names and trade names. Schedule 2 sets forth all of the federal tax identification numbers of the Borrower and its organizational numbers (if any) assigned by the states of incorporation.

                  5.16(b) Schedule 2 annexed hereto sets forth a complete and accurate list of all offices and locations at which the Borrower conducts any of its business or operations, the locations of all Collateral and records relating to Collateral and the Borrower's chief executive office, if any.

                  5.16(c) The Borrower has not, within the six (6) year period immediately preceding the effective date of this Agreement, changed its name, been the survivor of a merger or consolidation, or acquired all or substantially all of the assets of any person or entity except as otherwise set forth in
Schedule 2.

                  5.16(d) All of the issued and outstanding capital stock or other ownership interests of the Borrower is owned and registered as otherwise disclosed in writing by or on behalf of the Borrower.

                  5.16(e) Schedule 2 annexed hereto sets forth the Standard Industrial Classification Codes applicable to the properties and operations of Borrower.

Section 5.17  Duration and Effect of Representations and Warranties

                  5.17(a) The representations and warranties made to Lender in this Article 5 are to be true, accurate and complete for the duration of the term of this Agreement.

                  5.17(b) None of the representations, warranties or statements made to Lender in this Agreement or in connection with this Agreement contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made not misleading.


                         ARTICLE 6. COVENANTS TO LENDER

                  In order to induce Lender to execute this Agreement, the Borrower, for itself, its subsidiaries (if any) and the Guarantor (collectively, "they", "them", or "their") make the following affirmative covenants:

Section 6.1  Payment of Debt

                  They are to pay all of their obligations, including the Debt to Lender, when due in accordance with such documents evidencing or documenting such obligations including but not limited to, this Agreement.

Section 6.2  Change of Financial Conditions

                  Any and all future substantial and material adverse changes in their financial condition are to be immediately brought to the attention of Lender.

Section 6.3  Litigation

                  They are to immediately notify Lender if any judgments, lawsuits, losses, claims, judicial proceedings, investigations, complaints, notices, or citations including but not limited to, those relating to occupational health, safety, or environmental protection, are pending or threatened against the Borrower in an amount claimed of $100,000 or more, individually or in the aggregate.

Section 6.4  Organization and Standing

                  Borrower is to continue to be duly licensed or qualified to do business in each jurisdiction in which qualification is required by law, and to continue to be in good standing and to preserve legal existence.

Section 6.5  Compliance with Law

                  They are to comply in all material respects with all laws, governmental rules and regulations applicable to their business and properties, including, but not limited to, ERISA, OSHA and Environmental Laws.

Section 6.6   Taxes

                  They are to make due and timely payment of all Federal, State and local taxes and assessments required by law and to execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit of any such taxes or assessments.

Section 6.7  Reports

                  They are to provide to Lender, (for Lender, Participant, or governmental authority having jurisdiction) in form and substance satisfactory to Lender:

                  6.7(a) As soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year of each Borrower, a consolidated and consolidating balance sheet as of the end of such year and statements of income, cash flows and changes in equity for such year (all in reasonable detail and with all notes and supporting schedules), prepared on an audited basis by an independent certified public accountant satisfactory to Lender, and attested to by the President of each Borrower, as presenting fairly Borrower's financial condition as of the dates and for the periods indicated and as having been prepared in accordance with GAAP, except as may be otherwise disclosed in such financial statements or the notes thereto, together with certified copies of current state and federal income tax returns of the Borrower (and any other entity in which Borrower has an ownership interest), and accompanied by an accountant's reliance letter acknowledging Lender's reliance upon such balance sheet and financial information and Borrower's current 10K filings with the Securities & Exchange Commission.

                   6.7(b) As soon as available, but in no event later than forty-five (45) days after the end of the first, second and third quarterly fiscal periods of Borrower, a consolidated and consolidating balance sheet as of the end of such period and statements of income, cash flows and changes in equity for such period commencing at the end of the previous fiscal year and ending with the end of such period (all in reasonable detail and with all notes and supporting schedules), prepared by the Borrower, and attested to by the President of each Borrower, as presenting fairly Borrower's financial condition as of the dates and for the periods indicated and as having been prepared in accordance with GAAP, except as may be otherwise disclosed in such financial statements or the notes thereto, together with Borrower's current 10Q filings with the Securities & Exchange Commission.
                  .
                  6.7(c) On or before the tenth (10th) day of each quarter, a detailed aging report setting forth the amount due and owing on Accounts on the Borrower's books as of the close of the preceding quarter, together with a reconciliation report satisfactory to Lender showing all sales, collections, payments and adjustments to Accounts, together with a current list of names and addresses of all account debtors on the Borrower's books as of the close of the preceding quarter.

                  6.7(d) As soon as available, but in no event later than forty-five (45) days after the end of each quarterly fiscal period of Borrower, a detailed aging report setting forth the amount due and owing on the Borrower's accounts payable on the Borrower's books as of the close of the preceding quarter, together with a reconciliation report satisfactory to Lender showing all purchases, payments and adjustments to accounts payable on the Borrower's books as of the close of the preceding quarter.

                  6.7(e) Immediately, notice, in such form acceptable to Lender, stating such information and attaching such pertinent documentation as to any and all claims, citations, demands, notices or events, the occurrence of which would make any representation, warranty or covenant of them to be untrue or incapable of performance.

                  6.7(f)Upon demand:

                  (A) Certificates of insurance and loss payable endorsements for all policies of insurance to be maintained pursuant to this Agreement;

                  (B) An estoppel certificate executed by an authorized representative of them indicating that there then exists no event of default and no event which, with the giving of notice or lapse of time, or both, would constitute an event of default under any material agreement to which they are a party;

                  (C) All original and other documents evidencing right to payment or evidencing Accounts, including but not limited to invoices, original orders, shipping and delivery receipts; and

                  (D) All information received by the Borrower affecting the financial status or condition of any account debtor.

                  6.7(g) From time to time and at the time of each advance, such information as Lender may reasonably request, including financial projections, cash flow analysis and information otherwise to be submitted in accordance with this Section.

                  6.7(h) Promptly after preparation or receipt:

                  (A) Copies of all reports, including annual reports, and notices which the Borrower and its subsidiaries file with or receive under ERISA, OSHA or any occupational safety, pension or retirement, or Environmental Laws;

                  (B) Copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to Lender pursuant to this Agreement; and

                  (C) Copies of all proxy statements, financial statements, and reports which the Borrower and its subsidiaries send to stockholders or owners, and copies of all regular, periodic, and special reports, and all registration statements which they file or receive with any national securities exchange or regulatory agency.

                  6.7(i) Guarantor is to provide to Lender financial statements, in such form required by Lender, on an annual basis, within 90 days of calendar year end, together with certified copies of Guarantor's current federal income tax returns when filed.


Section 6.8  Access to Records and Property

                  At any time and from time to time, upon reasonable written request by Lender, delivered at least five (5) business days in advance (which request is not required following a Default), they are to give any representatives of Lender or independent contractor selected by Lender access during normal business hours (and after Default at any time) to examine, audit, copy or make extracts from, any and all books, records and documents in their possession relating to their affairs and the Collateral, and to inspect any of their properties wherever located. In the event that during the term of this Agreement or any extension thereof, Lender deems it necessary to obtain a current appraisal of any Collateral, Lender may engage the services of an appraiser in providing the current appraisal which expense is to be paid by Borrower upon demand by Lender.

Section 6.9  Additional Collateral

                  The Borrower is to extend the security interest granted to Lender by this Agreement to such additional collateral as Lender may demand, or pay such amount to Lender as Lender may reasonably request, in the event of any loss, destruction or material diminution in the value of the Collateral. The additional collateral is to become part of the Collateral and subject to the terms and conditions of this Agreement.

Section 6.10  Preservation of Title to Collateral

                  They are to immediately notify Lender of any material loss or damage to, or any occurrence which would adversely affect the security interest of Lender in and to the Collateral. The Collateral is to be free and clear of all assignments, mortgages, pledges, liens, security interests, leases, or encumbrances, except as provided on Schedule 1. The Borrower is to continue to maintain good and marketable title to the Collateral, as the case may be, except as provided in this Agreement, at the sole expense of the Borrower.

Section 6.11  Financial Records and Location of Collateral

                  They are to maintain true, accurate and complete books, records, and accounts of their business affairs in accordance with GAAP. The Borrower is to keep accurate records of the Collateral, which records are at all times to be physically located at the address of the Borrower set forth on
Schedule 2. All tangible Collateral is to be physically located at the address of the Borrower set forth on Schedule 2, unless otherwise agreed by Lender and documented to the satisfaction of Lender.

Section 6.12  Condition of Buildings and Collateral

                  All Collateral is to be used solely by the Borrower in connection with its business. The Borrower is to maintain the Collateral and they are to maintain their buildings, plants, improvements and structures in good condition, repair and in compliance with all zoning laws, ordinances, and regulations of governmental authorities having jurisdiction.

Section 6.13  Insurance

                  6.13(a) The Borrower (and its subsidiaries, if any) is to maintain in full force and effect on the Collateral (and on all of its other assets, if requested by Lender), the following insurance:

                  (i) Comprehensive general public liability insurance in an amount not less than $3,000,000.00 in the aggregate and $1,000,000.00 per occurrence.

                  (ii) "All-Risk" coverage policy of fire, pilferage, theft, burglary, loss in transit, title and extended coverage hazard insurance (together with vandalism and malicious mischief endorsements) in an aggregate amount not less than 100% of the agreed upon full insurable replacement value of the Collateral;

                  (iii) If the Collateral is required to be insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder, flood insurance in an amount not less than the outstanding principal balance of the Revolving Loan or the maximum limit of coverage available, whichever amount is less;

                  (iv) Business interruption and/or loss of rental insurance sufficient to pay, during the period of interruption or loss, normal operating expenses in connection with the Collateral;

                  (v) Boiler and machinery insurance covering vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment in such amounts as Lender requires from time to time, provided that such equipment is part of the Collateral; and

                  (vi) Title insurance coverage in the form of a standard ALTA Mortgage title insurance policy insuring the Mortgage as a first lien, in the principal amount of the Advance Limit.

                  (b) Each insurance policy required under this Section 6.13 is to be written by insurance companies authorized or licensed to do business in New Jersey having an Alfred M. Best Company, Inc. rating of A+ or higher and a financial size category of not less than VII, and is to be on such forms and written by such companies as reasonably approved by Lender.

                  (c) Each insurance policy required under this Section 6.13 providing insurance against loss or damage to property is to be written or endorsed so as to (i) contain a New Jersey standard mortgagee, secured party, or loss payee endorsement, as the case may be, or its equivalent, and (ii) make all losses payable directly to the Lender, without contribution.

                  (d) Each insurance policy required under this Section 6.13 providing public liability coverage is to be written and endorsed so as to name the Lender as an additional insured, as its interest may appear.

                  (e) Each insurance policy required under this Section 6.13 is to contain a provision to the effect that such policy is not to be canceled, altered or in any way limited in coverage or reduced in amount unless the Lender is notified in writing at least thirty (30) days prior to such change. At least thirty
                  (30) days prior to the expiration of any such policy, the Borrower is to furnish evidence satisfactory to the Lender that such policy has been renewed or replaced or is no longer required by this Section.

                  (f) Each insurance policy required under this Section 6.13 (except flood insurance written under the federal flood insurance program) is to contain an endorsement by the insurer that any loss is to be payable to Lender, as its interest may appear, in accordance with the terms of such policy notwithstanding any act or negligence or breach of any warranty of or by the Borrower which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim, deduction or subrogation against the Borrower (so as not to interfere with Lender's rights).

                  (g) In the event of loss or damage to the Collateral, the proceeds of any insurance provided hereunder is to be applied as set forth in Section 6.13(k); except that if there is a public liability claim, the proceeds of any insurance provided hereunder is to be applied toward extinguishing or satisfying the liability and expense incurred in connection therewith.

                  (h) The Borrower is not to take out any separate or additional insurance with respect to the Collateral which is contributing in the event of loss unless it is properly compatible with all of the requirements of this Section.

                  (i) Borrower is to pay the premiums on the policies therefor as they become payable, and is to deliver to Lender such policies, with standard clauses in favor of Lender attached.

                  (j) Each insurance policy required under this Section 6.13 is to be written and endorsed to provide that the intentional actions of Borrower are not to affect the insurable interest of Lender or prevent payment of the proceeds of the policy to Lender.

                  (k) Lender is entitled to receive all insurance proceeds, and, at its option, to apply the same on account of the Debt and/or to reimburse Borrower for the cost of the replacement or repair of the Collateral.

                   (l) In no event is Lender required either to (i) ascertain the existence of or examine any insurance policy, or (ii) advise Borrower in the event such insurance coverage does not comply with the requirements of this Agreement.

Section 6.14  Payment of Proceeds

                  Upon receipt of any or all proceeds of the Collateral, the Borrower is to pay such proceeds directly to Lender upon demand.

Section 6.15  Further Assurances

                  They are to execute and/or hereby consent to the execution and filing by Lender of such further instruments and documents, including Uniform Commercial Code financing statements, as may be required by Lender in order to render effective the terms and conditions of this Agreement. Any such Uniform Commercial Code financing statements are to be filed in such locations as Lender may require, at Borrower's sole expense. If requested, the Borrower is to provide Lender with satisfactory evidence of such filing(s) prior to any advance under the Revolving Loan. The Borrower is to provide Lender with satisfactory evidence that any common law or statutory liens affecting any of the Collateral, including, but not limited to landlords lien or materialman's lien, have been subordinated in favor of Lender's security interest or adequate reserves established in the discretion of Lender prior to any advance under the Revolving Loan. The Borrower is to provide Lender with true copies of all documents (negotiable or non-negotiable) which evidence bailments together with evidence that all bailees have acknowledged that they hold Collateral for the benefit of Lender if required by Lender. Borrower is to execute, re-execute, cause any Guarantor or other third party(ies) involved in the loan transaction to execute and/or re-execute and to deliver to Lender or its legal counsel as may be deemed appropriate, any document or instrument signed in connection with the Debt which was incorrectly drafted and/or signed, as well as any document or instrument which should have been signed at or prior to the closing of the Debt, but which was not so signed and delivered. Borrower is to comply with any written request by Lender within ten (10) days after receipt by Borrower of such request. Failure by Borrower to so comply is, at the option of Lender, upon notice to Borrower, an event of Default.

Section 6.16  Identification of Collateral

                  If requested by Lender, the Borrower is to cause each unit of Collateral as applicable, and to the extent reasonably practicable, to be kept numbered and identified in order to protect the security interest of Lender in and to such Collateral.

Section 6.17  Delivery of Documents

                  If any of the Accounts are evidenced by notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, Borrower is to immediately endorse and deliver them to Lender in trust for Lender upon demand. The Borrower is to waive protest regardless of the form of the endorsement. If the Borrower fails to endorse any instrument or document, Lender is authorized to endorse it on behalf of the Borrower. Lender may establish reserves subject to Borrower's compliance with this Section.

Section 6.18  Government Contracts

                  If any of the Collateral arises out of contracts with the United States, or any of its departments, agencies or instrumentalities, the Borrower is to notify Lender and execute any necessary instruments or documents requested by Lender in order to insure that all monies due or to become due under such contracts are to be made payable to Lender and that proper notice of such assignment is given under applicable Federal law.

Section 6.19 Trademarks, Patents and Copyrights

                  If any of the Collateral consists of trademarks, patents or copyrights, the Borrower is to:

                  (a) comply with all applicable federal and state law regulating the maintenance and quality;

                  (b) execute such documents and take such other actions necessary to extend the Collateral to any newly issued trademarks, patents or copyrights;

                  (c) maintain the exclusive right to use the trademarks, patents and copyrights;

                  (d) execute such documents to permanently assign to Lender all of the Borrower's rights to the trademarks, patents and copyrights in the event of a Default. Among other things, the Borrower consents to the execution of the Assignments (if attached hereto as Exhibit "B") by Lender following a Default.

Section 6.20.  Fees.

                  Borrower is to pay Lender a commitment fee of $10,000.00 on or before the date hereof. This fee is non-refundable.

Section 6.20  Duration of Covenants

                  The covenants made in this Article 6 are to be true, accurate and complete as of the effective date of this Agreement and are to be true, accurate and complete for the duration of the term of this Agreement.


                         ARTICLE 7. COVENANTS TO LENDER
                        REGARDING PROHIBITED TRANSACTIONS

                  In order to induce Lender to execute this Agreement, the Borrower, for itself, its subsidiaries (if any) and the Guarantor (collectively, "they", "their" or "them") make the following negative covenants:

Section 7.1  Merger or Consolidation

                  Except for the transactions described in Schedule 7.1, the Borrower is not to merge with, consolidate with, or acquire any assets of any other corporation, partnership, or entity except for the purchase of assets in the ordinary course of business, nor acquire all or substantially all of the assets or stock of any other corporation, partnership, or entity without the prior written consent of Lender.

Section 7.2  Sale of Assets

                  Other than the sale or lease of Inventory in the ordinary course of business, the Borrower is not to sell, transfer or encumber any of its property or assets without the prior written consent of Lender.

Section 7.3  Other Liens

                  The Borrower is not to incur, create or permit to exist any mortgage, assignment, pledge, hypothecation, security interest, lien or other encumbrance on any of its property or assets, whether now owned or hereafter acquired, except (a) liens for taxes not delinquent; (b) those liens in favor of Lender created by this Agreement and related documents; (c) those liens set forth on Schedule 1 annexed hereto; (d) those liens, such as carrier, warehousemen, unemployment or retirement liens arising by operation of law in the ordinary course of business if subordinated on terms acceptable to Lender or reserves established to the satisfaction of Lender; and (e) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the use or occupation of those properties or assets.

Section 7.4  Other Liabilities

                  The Borrower is not to incur, create, assume or permit to exist any indebtedness or liability on account of either borrowed money, the deferred purchase price of property, or the lease of assets or property for the conduct of business, except (a) the Debt to Lender; (b) indebtedness subordinated to payment of the Debt on terms approved by Lender in writing; (c) those liabilities set forth on Schedule 1 or otherwise permitted by this Agreement; or (d) those leases already in effect as of the effective date of this Agreement as disclosed in the Delivered Financials.

Section 7.5  Dividends and Capital Distributions

                  The Borrower is not to declare or pay any dividends or other distributions on its capital stock or ownership interests, nor effect any distribution, redemption or other acquisition of any of its capital stock or other ownership interests except (if the Borrower is an "S" Corporation for federal income tax purposes) distributions to shareholders during a given fiscal year in an amount no greater than such shareholders' federal income tax expenditures arising from such shareholder status without the prior written consent of Lender.

Section 7.6  Guaranties

                  The Borrower is not to assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm or entity except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; or (b) contingent obligations under letters of credit in the ordinary course of business for the purchase of merchandise for resale.

Section 7.7  Loans or Investments

                  They are not to make any advances or loans to the Borrower's officers, directors or employees or any entity; except that the Borrower is permitted to make advances or loans to its employees in an amount not to exceed $5,000 per employee and provided that not more than $100,000 is outstanding in the aggregate at any time; and, except further that Integrated Biopharma, Inc. is permitted to make loans to any or all of the other entities constituting the Borrower provided that such loans are subordinated on such terms and conditions required by Lender.

Section 7.8  Impairment of Title to Collateral

                  The Borrower is not to sell, conditionally sell, sell on approval, consign, lease, encumber, transfer, remove from its premises set forth on Schedule 2 or otherwise dispose of any Collateral (other than Inventory in the ordinary course of business or other than Accounts for collection, without recourse, in the ordinary course of business) without the prior written consent of Lender. The Borrower is not to transfer or create Chattel Paper without placing a legend thereon indicating Lender's security interest. In the event of such prior written consent by Lender, the Borrower is to promptly deliver the proceeds or other value received by the Borrower to Lender to reduce the amount of the Debt applied in the discretion of Lender.

Section 7.9  No Future Adverse Restrictions

                  The Borrower is not to change its status as a registered organization, its Operating Documents, the nature of its business, or execute any contract, mortgage, lease or other agreement which could be unduly burdensome or materially and adversely affect its business and properties, the results of its operations, or its ability to perform according to this Agreement or related documents.

Section 7.10  Settlements

                  The Borrower is not to compromise, settle or adjust any claims in a material amount relating to any of the Collateral, without the prior written consent of Lender.

Section 7.11  Change of Location or Name

                  They are not to change the place where their books and records are maintained, change their name, change their location as the term is now or hereafter defined in the Uniform Commercial Code, change the nature of their business in any material respect, or transact business under any other name without the prior written consent of Lender. Within four (4) months of any permitted change, the Borrower is to authenticate or otherwise cooperate in any action deemed necessary by Lender to maintain its rights and security interests as provided in this Agreement.

Section 7.12  Affiliates

                  Except as disclosed on Schedule 7.12, they are not to enter into or be a party to any transaction with any Affiliate (defined as any business, person, corporation, partnership or entity affiliated by common ownership or interest, or familial lineage, and their successors and assigns) except in the ordinary course of and pursuant to the reasonable requirements of business and upon fair and reasonable terms which are fully disclosed to Lender and are not less favorable to any of them than would be obtained in an arms length transaction.

Section 7.13 Change of Accounting Practices.

                  The Borrower is not to change its present accounting principles or practices in any material respect, except as may be required by changes in GAAP.

Section 7.14.  Inconsistent Agreement.

                  The Borrower is not to enter into any agreement containing any provision that would be violated by the performance of Borrower's obligations under this Agreement or under any document delivered or to be delivered by it in connection therewith.

Section 7.15.  Tangible Net Worth.

                  The Borrower is not to cause or permit Tangible Net Worth, on a consolidated basis, to be less than (a) $8,000,000 for fiscal year ending June 30, 2003 and (b) $9,000,000 for fiscal year ending June 30, 2004. The term Tangible Net Worth is defined as the difference between (a) the sum of (i) the par value (or value stated on the books of Borrower) of the capital stock of all classes of Borrower, plus (or minus in the case of a deficit) (ii) the amount of Borrower's surplus, whether capital or earned, less (b) the sum of treasury stock, unamortized debt discount and expense, good will, trademarks, trade names, patents, deferred charges, leasehold improvements and other intangible assets, and any write-up of the value of any assets, all determined in accordance with GAAP.

Section 7.16  Debt Service Coverage Ratio

                  The Borrower is not to cause or permit its Debt Service Coverage Ratio to be less than 1.30:1 as of the time of any determination thereof. Debt Service Coverage Ratio is defined as the ratio of Cash Flow for the prior 12 month period to principal and interest on all debt that was scheduled to be paid during that 12 month period. Cash Flow is defined as net income after taxes plus depreciation, amortization and interest expense, minus distributions or loans to shareholders.

Section 7.17  No Violations of Environmental Statutes

                  They are not to cause or permit to exist a releasing, spilling, leaking, pumping, emitting, pouring, emptying, discharging, or dumping of a hazardous substance, hazardous wastes, pollutants or related substances as those terms are defined by any Environmental Laws, whether or not resulting in a lien or claim being attached or made against them for damages or cleanup costs by the State of New Jersey or the Federal government. Borrower is not to manufacture or distribute ephedra-based products.

Section 7.18  Violation of Representations, Warranties and Covenants

                  They are not to take any action or omit to take any action which could render any of their representations, warranties or covenants to be untrue or incapable of performance.

Section 7.19  Duration of Covenants Regarding Prohibited Transactions

                  The covenants made in this Article 7 are to remain in effect for the duration of the term of this Agreement.


              ARTICLE 8. MISCELLANEOUS RIGHTS AND DUTIES OF LENDER

Section 8.1  Charges Against Credit Balances

                  At any time prior to or following Default, Lender, without notice, in its sole and absolute discretion, may charge, setoff and withdraw from any credit balance, Collateral or property which Borrower or Guarantor may then have with Lender or any Affiliate, any amount(s) which become due to Lender or which are otherwise expended or advanced by Lender under this Agreement.

Section 8.2  Collections; Modification of Terms

                  At any time following Default, Lender, without notice, in its sole and absolute discretion, may demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromises it deems desirable, or otherwise modify the terms or rights of the Borrower with respect to any of the Collateral without notice and without otherwise discharging or affecting the Debt.

Section 8.3  Notification of Account Debtors

                  At any time prior to or following Default, Lender, in its sole and absolute discretion, may require the Borrower to notify and obtain the acknowledgment of any account debtor or bailee of Lender's security interest in the Collateral. At any time prior to or following Default, Lender may, in its sole and absolute discretion, without notice: (1) notify any account debtors on any of the Accounts to make payment directly to Lender, and/or enforce the Borrower's rights of every type and nature as against any such account debtors or collateral which secures their obligations to Borrower; or (2) endorse all items of payment or Collateral received by Lender which are payable to the Borrower. In the event that Lender elects to foreclose a mortgage securing any such account debtors' obligations to Borrower, Lender may record a copy or abstract of this Agreement and an affidavit of default in the public records where such mortgage is recorded. Until such time as Lender elects to exercise these rights, the Borrower is to act upon and protect the Collateral under the restrictions and terms of this Agreement only.

Section 8.4  Uniform Commercial Code

                  At all times prior to and following Default, Lender is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code as now or hereafter enacted in New Jersey and any other jurisdiction where Collateral is located.

Section 8.5  Preservation of Collateral

                  At any time prior to and following Default, Lender, without notice, in its sole and absolute discretion, may take any and all action which, in its sole and absolute discretion, is necessary and proper to preserve the Collateral, or Lender's interests under this Agreement, including without limitation, those duties of the Borrower imposed by this Agreement. Any sums so expended by Lender are to be secured by the Collateral and added to the Debt. Such sums (including reasonable attorneys' fees) are to be payable on demand with interest at the highest interest rate set forth in this Agreement until repaid by Borrower. Lender may also demand that escrow accounts be established to fund anticipated future expenditures.

Section 8.6  Mails

                  Following Default, Lender, without notice, in its sole and absolute discretion, is authorized to (and the Borrower is to, upon request of Lender) notify the postal authorities to deliver all of the Borrower's mail, correspondence or parcels to Lender at such address as Lender may direct.

Section 8.7  Test Verifications

                  At any time prior to and following Default, Lender, without notice, in its sole and absolute discretion, may, in its name or in the name of others, make test verifications of any and all Accounts in any manner and through any medium Lender considers advisable with or without the assistance of the Borrower.

Section 8.8  Power of Attorney

                  Lender is hereby irrevocably appointed and authenticated by Borrower as its lawful attorney and agent in fact to file, authenticate or execute financing statements and other documents and agreements as Lender may deem necessary for the purpose of perfecting any security interests, mortgages or liens under any applicable law. The Borrower hereby grants a power of attorney to Lender to endorse the Borrower's name on checks, notes, acceptances, drafts and any other documents or instruments requiring the Borrower's endorsement, to change the address where the Borrower's mail should be sent and to open all mail and to do such other acts and things necessary to effectuate the purposes of this Agreement when so permitted by the terms of this Agreement. All acts by Lender or its designee are hereby ratified and approved, and neither Lender, nor its designee, is to be liable for any acts of omission or commission, or for any error of judgment or mistake unless the result of gross negligence or willful misconduct. The powers of attorney granted to Lender in this Agreement are coupled with an interest and are irrevocable during the term of this Agreement. Whenever Lender deems it desirable that any legal action be instituted with respect to any Collateral or that any other extraordinary action be taken in an attempt to effectuate collection of any Collateral, Lender may reassign the item in question to the Borrower (without recourse to Lender) and require the Borrower to proceed with such legal or other action, at the Borrower's sole liability, cost and expense, in which event all amounts collected by the Borrower on such items are to, nevertheless, be treated as proceeds of Collateral.

                               ARTICLE 9. DEFAULT

Section 9.1  Definition of Default

                  The Borrower is in default and the Debt becomes immediately due and payable, without notice, at the option of Lender upon the occurrence of any or all of the following events, circumstances or determinations ("Default") which are set forth for purposes of illustration and as a supplement, and not a limitation, to Lender's right to demand payment of the Debt if otherwise provided in any note or instrument evidencing the Debt:

                  9.1(a) Upon the failure of the Borrower or the Guarantor to pay, when due, all or any part of Debt as set forth in any instrument, document, or agreement evidencing the Debt executed between the Borrower and Lender.

                  9.1(b) Upon the failure of the Borrower or the Guarantor to observe or perform any other covenant, term or condition required by this Agreement or by any other instrument, document or agreement related thereto as executed among the Borrower or Guarantor and Lender either (i) within ten (10) days of the date due or (ii) within 30 days after Lender sends notice to Borrower of Borrower's failure to comply with
                  Section 7.15 hereof and Borrower's failure to cure same to Lender's satisfaction within such 30 day period.

                  9.1(c) Upon the occurrence of any event of default as defined with reference to any other obligation or indebtedness of the Borrower or Guarantor in an amount greater than $50,000 to any third parties so that the holder of such obligation or indebtedness declares or has the right to declare such obligation or indebtedness due prior to its date of maturity.

                  9.1(d) Upon any breach of representation or warranty under this Agreement in any material respect by the Borrower or Guarantor, or if any such representation or warranty is no longer true or capable of performance.

                  9.1(e) Upon the submission to Lender of any materially false or fraudulent statement by the Borrower or Guarantor, whether or not in connection with this Agreement.

                  9.1(f) Upon any adverse and material change in the condition or affairs, financial or otherwise, of the Borrower or Guarantor which, in the opinion of Lender, materially impairs the interests of Lender.

                  9.1(g) Upon either the death, retirement, permanent disability or discontinuance of services of E. Gerald Kay, a principal and Chief Executive Officer of the Borrower or the termination, suspension, dissolution, or the liquidation of any material business conducted by the Borrower.

                  9.1(h) Upon the commencement, by, against or as to the Borrower or Guarantor, of any insolvency proceedings, bankruptcy proceedings, reorganization proceedings, assignment for the benefit of creditors, or proceedings of like character, or the appointment of a receiver, custodian or trustee as to any or all assets; in the event of any involuntary proceeding, if it has not been dismissed within forty-five (45) days of the institution thereof.

                  9.1(i) Upon the occurrence of any event of default otherwise defined in any separate instrument, document, or agreement existing now or in the future executed by or among the Borrower or Guarantor and Lender, any Participant, or their Affiliate.

                  9.1(j) Upon the entry of any judgment against the Borrower or Guarantor which remains unpaid, undischarged, unsatisfied, unbonded or undismissed following thirty (30) days after entry.

                  9.1(k) Upon the event that any or all of the assets of the Borrower or Guarantor, including, but not limited to the Collateral, are attached, distrained, levied upon or made subject to any lien not discharged or removed following thirty
                  (30) days after attachment.

                  9.1(l) Upon the event of any material (as determined by Lender in its sole and absolute discretion) diminution in the value of any Equipment or any other fixed assets constituting a part of the Collateral after Lender sends notice to Borrower thereof and Borrower's failure to cure such diminution to Lender's satisfaction within 30 days following the sending of such notice.
                  .
                  9.1(m) Upon the event of any loss, repossession, reclamation, damage, theft, condemnation or destruction to any asset(s) of the Borrower or Guarantor whether or not covered by insurance after Lender sends notice to Borrower thereof and Borrower's failure to cure same to Lender's satisfaction within 30 days following the sending of such notice.

                  9.1(n) Upon the event that less than 30% of the ownership interests of the Borrower is owned directly or indirectly by Guarantor.

                  9.1(o) Upon the event that any indorser or Guarantor is determined, or seeks to determine that it is to be no longer liable for its obligations as contemplated by this Agreement or related documents.

                  9.1(p) Upon the death of Guarantor.

                  9.1(q) Upon any investigation undertaken by any governmental entity or if any indictment, charge or proceeding is filed or commenced, whether criminal or civil, pursuant to Federal or State law against Borrower or Guarantor for which forfeiture of any of the property or assets of Borrower or Guarantor of the Debt is a penalty.

                  9.1(r) Upon the event that Borrower takes any material action to authorize its liquidation or dissolution, except that a liquidation or dissolution of Vitamin Factory, Inc. is not an event of Default if the net proceeds of which are distributed to the remaining entities constituting the Borrower.

                  9.1(s) Upon the event that Borrower (a) becomes unable or fails to pay its debts generally as they become due, (b) admits in writing its inability to pay its debts, or (c) proposes or makes a composition agreement with creditors, a general assignment for the benefit of creditors, or a bulk sale.

                  9.1(t) In the event that, with respect to any Plan (as defined in Section 5.10 of this Agreement), there occurs or exists any of the events or conditions described in the following clauses
                  (a) through (h) and such event or condition, together with all like events or conditions, could in the reasonable opinion of Lender subject the Borrower to any tax, penalty or other liability that might, singly or in the aggregate, have a material adverse effect on the financial condition or the properties or operations of Borrower:(a) a reportable event as defined in Section 4043 of ERISA, (b) a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, (c) termination of the Plan or filing of notice of intention to terminate, (d) institution by the Pension Benefit Guaranty Corporation of proceedings to terminate, or to appoint a trustee to administer, the Plan, or circumstances that constitute grounds for any such proceedings, (e) complete or partial withdrawal from a multiemployer Plan, or the reorganization, insolvency or termination of a multiemployer Plan, (f) an accumulated funding deficiency within the meaning of ERISA, (g) violation of the reporting, disclosure or fiduciary responsibility requirements of ERISA or the Internal Revenue Code, or (h) any act or condition which could result in direct, indirect or contingent liability to any Plan or the Pension Benefit Guaranty Corporation; or

                  9.1(u) Upon the termination of Borrower's contract, as amended, with Herbalife International of America, Inc., or upon an event of default as defined therein.


                   ARTICLE 10. REMEDIES OF LENDER UPON DEFAULT

Section 10.1  Rights of Lender

                  Upon the occurrence of any event constituting Default, Lender (or any Participant) has the right, without notice:

                  10.1(a) Collection - To institute legal or deficiency proceedings or otherwise enforce its rights to collect the Debt against the Borrower or Guarantor of the Debt, all of which becomes immediately payable. If a judgment is entered in favor of Lender, the lien of the judgment relates back to the earliest date of perfection of the Lender's security interests hereunder.

                  10.1(b) Set Off - To charge, setoff and withdraw from any credit balance which the Borrower or Guarantor may then have with Lender, Participant, or with any Affiliate thereof, such amounts as may be necessary to satisfy the Debt.

                  10.1(c) Existing Commitments - To terminate and cancel any existing commitment to the Borrower or Guarantor for a line of credit, loan, or balance of the Revolving Loan.

                  10.1(d) Assembly of Collateral - With or without judicial process, (i) to seize the Collateral or to require the Borrower to assemble the Collateral or (ii) to render the Collateral unusable without need for Lender to post a bond or security or (iii) to make the Collateral available at a Lender designated place for sale, lease, license or other disposition by Lender (and if such disposition is to Lender, at a public execution unless the Collateral is that customarily sold on a recognized market or the subject of widely distributed standard price quotations) to satisfy the Debt without any right of Borrower or Guarantor to adjourn such disposition. Any such sale, lease, license or other disposition may be made of the Collateral in its present condition or following any commercially reasonable preparation or processing at the expense of Borrower.

                  10.1(e) Tax Notification - To sign the name of Borrower upon any local, state or federal agency information release form including, but not limited to, Tax Information Authorization Form 8821 of the Internal Revenue Service;

                  10.1(f) Cumulative Rights - To exercise all rights and remedies set forth in this Agreement or otherwise provided by law or other agreement (whether or not referred to in this Agreement) on a cumulative or simultaneous basis and in any order selected by Lender; or

                  10.1(g) Rights of Transferee - A transferee who purchases, leases, licenses or otherwise receives the benefits of a disposition of Collateral after Default takes free of all Borrower's rights and the rights of any subordinate security interest or lien. A transferee is entitled to the recording of a transfer statement to document public notice of such disposition.

Section 10.2  Application of Proceeds of Disposition of Collateral

                  The proceeds of any sale, lease, license or other disposition of the Collateral are to be applied to satisfy the following items in the following order:

                  10.2(a) First, to Lender's expenses in preserving its interests and rights hereunder, to expenses incurred by Lender in realizing upon security interests created or referred to herein, and expenses of Lender in enforcing and defending its rights as set forth in Article 2 and Article 8 of this Agreement.

                  10.2(b) Second, to the Debt as defined in this Agreement.

                  10.2(c) Third, any excess or amounts remaining are to be paid to any subordinate security interest or lien if the holder thereof supplies proof of its interest or lien and if the holder thereof makes an authenticated demand therefor before distribution and any balance thereafter is to be paid to Borrower unless Lender determines that reserves are warranted to implement the indemnification provisions of this Agreement.


Section 10.3  Redemption of Collateral

                  In the event that the Borrower may elect to redeem any or all of the Collateral prior to the sale, lease, license or other disposition by Lender, the Borrower is to pay to Lender, in full, the Revolving Loan and that additional part of the Debt that Lender requires.


Section 10.4  Notice of Disposition of Collateral

                  If the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Lender need not give notice of any intended disposition of the Collateral. In all other cases, Lender is to give authenticated reasonable notice to Borrower and any other party entitled thereto under applicable law of the time and place of a public sale, lease, license or other disposition of the Collateral. Authenticated notice is presumed to be reasonable (a) if given ten (10) days prior to such disposition unless a shorter period is warranted under the circumstances, (b) if sent to the chief executive office and, if none, to the address of the Borrower set forth on Schedule 2 annexed hereto in accordance with Section 11.5 hereof and (c) if it contains a statement of the Collateral and its intended disposition, the time and place of disposition and a statement that the Borrower is entitled to an accounting of such disposition. Lender may disclaim any warranties that may apply to any sale, lease, license or other disposition of the Collateral.


Section 10.5  Marshaling of Assets

                  Lender has no obligation whatsoever to proceed first against any of the Collateral or any Guarantor before proceeding against any other of the Collateral, other Guarantor or other collateral for the Debt. It is expressly understood and agreed that all of the Collateral stands as equal security for the Debt and that Lender has the right to proceed against or dispose of any/or all of the Collateral or other collateral in any order as Lender, in its sole discretion, determines.




                      ARTICLE 11. MISCELLANEOUS PROVISIONS

Section 11.1  Binding Effect

                  This Agreement is binding upon, inures to the benefit of and is enforceable by the heirs, personal representatives, successors and assigns of the parties, any Affiliate or Participant. This Agreement is not assignable by the Borrower or Guarantor without the prior written consent of Lender.

Section 11.2  Non Waiver

                  Neither a course of dealing, nor a failure or delay on the part of Lender, or its successors and assigns, in the exercise of any right, power, or privilege is to operate as a waiver. A partial exercise of any right, power, or privilege by Lender is not to preclude any further right, power, or privilege, nor be deemed a waiver. Any waiver or modification to this Agreement or any other document, instrument, or agreement executed by the Borrower or Guarantor, is to be in a writing executed by Lender and them. Any written modification signed by Lender and them is to be deemed part of this Agreement.

Section 11.3  Non Liability of Lender

                  Lender has no duty to preserve or protect the Collateral, to preserve the rights of the Borrower or Guarantor against other parties, or to sell, lease, or otherwise dispose of any or all of the Collateral, or its proceeds, or in any priority, unless it elects to do so as provided in this Agreement. This Section is to be deemed an express waiver of the defense of impairment of Collateral.

Section 11.4  Disclaimer by Lender on Documents

                  Lender is not to be deemed to assume any liability or responsibility to the Borrower or any other party for the correctness, the validity, or the genuineness of any instruments or documents that may be executed in connection with this Agreement, or for the existence, character, quantity, quality, condition, value, or delivery of any Collateral purporting to be represented by any such documents. Lender, by accepting the security interest in the Collateral, or by releasing any Collateral to the Borrower, is not to be deemed to have assumed any obligation or liability to any supplier or debtor of the Borrower. The Borrower is to indemnify and hold Lender harmless with respect to any claim or proceeding arising out of such matters.

Section 11.5  Notices and Banking Days

                  11.5(a) Each demand, notice or other communication by Lender to the Borrower or by the Borrower to Lender is to be sent by certified mail, postage prepaid, return receipt requested, or recognized courier service for which a receipt is available.

                  11.5(b) Notices to Lender are to be directed to the following address:

                               COMMERCE BANK, N.A
                               1701 Route 70 East
                              Cherry Hill NJ 08034

                  11.5(c) Notices to the Borrower are to be directed to the following address:

                           INTEGRATED BIOPHARMA, INC.
                          MANHATTAN DRUG COMPANY, INC.
                            IHT HEALTH PRODUCTS, INC.
                          INTEGRATED HEALTH IDEAS, INC.
                               IHT PROPERTIES CORP
                              NUCYCLE THERAPY, INC.
                              VITAMIN FACTORY, INC.

                  For all of the above entities:

                  To:      225 Long Avenue, Building #15
                           Hillside, N J   07205
                           Att:  Chief Executive Officer
                           Tel:  973-926-0816
                           Fax:  973-926-1735

                  With a copy to:

                           St. John & Wayne, L.LC. Two Penn Plaza East Newark NJ 07105 Att: William P. Oberdorf, Esq. Tel:
                           973-491-3358 Fax: 973-491-3407

                  A notice to the Borrower is presumed to be received by Guarantor.

                  11.5(d) A banking day is any day that Lender designates or otherwise conducts business. A payment or duty which becomes due on a day not designated by Lender as a banking day automatically becomes due on the next day that is designated by Lender as a banking day.

Section 11.6  Captions

                  The captions and titles appearing in this Agreement are inserted solely for the convenience of the parties and do not in any way define, limit or describe the terms and conditions of this Agreement.

Section 11.7  Entire Agreement

                  There are no understandings, agreements, representations, warranties or covenants, express or implied, which are not specified herein, or in the other written instruments, documents, or agreements referred to in this Agreement. All prior oral understandings, negotiations, or agreements are deemed to be superseded by the terms of this Agreement and such other written instruments, documents or agreements referred to in this Agreement.

Section 11.8  Severability

                  In the event that any portion of this Agreement is deemed unenforceable by a court of competent jurisdiction, such provision declared to be unenforceable is to be deemed to have been omitted from this Agreement, and all such remaining terms and conditions of this Agreement are to continue in full force and effect.

Section 11.9  Joint and Several Liability

                  The terms and conditions of this Agreement are jointly and severally binding upon all parties identified as the Borrower and Guarantor. Each Borrower is jointly and severally liable without regard to which entity receives or has received the proceeds of the Revolving Loan and advances made hereunder. Each such entity hereby acknowledges that it expects to derive economic advantage from each loan or advance made. Each Borrower hereby acknowledges and agrees that part or all of the proceeds for any given advance hereunder are transferred to such Borrower on an on-going basis, depending upon the relative needs of each Borrower at such time as the proceeds of such an advance are necessary to satisfy obligations of that Borrower arising in the ordinary course of the Borrower's business. Each Borrower further acknowledges and agrees that: (i) it conducts similar business operations and (ii) each Borrower's primary source of financing its operations is the proceeds received from the advances hereunder and from the business so financed.

Section 11.10  Applicable Law and Consent to Jurisdiction

                  This Agreement is to be interpreted and enforced in accordance with the laws of the State of New Jersey (without regard to the conflicts of law rules of New Jersey) except that the law of the State where the Borrower is located governs perfection and priority claims to the Collateral (except as otherwise provided in the Uniform Commercial Code). Borrower and Guarantor hereby irrevocably consent to the jurisdiction of the Courts of the State of New Jersey and to the jurisdiction of the United States District Court for the District of New Jersey, for the purpose of any suit, action or other proceeding arising out of or relating to this Agreement or the Debt, or the subject matter hereof or thereof. Borrower and Guarantor hereby waive, and agree not to assert in any such suit, action or proceeding any claim that they are not personally subject to such jurisdiction, or any right to remove an action brought in State to Federal Court, or any claim that such suit, action or proceeding is in an inconvenient forum or that the venue thereof is improper. Borrower and Guarantor hereby consent that they may be served with process by the notification procedure set forth in this Agreement.

Section 11.11  Consents

                  The Borrower and its subsidiaries (if any), and the Guarantor consent:

                  11.11(a)To any extension, postponement of time of payment, indulgence or to any substitution, exchange or release of Collateral.

                  11.11(b)To any addition to or release of any party or persons primarily or secondarily liable, or acceptance of partial payments on any Accounts or instruments and the settlement, comprising or adjustment thereof.

Section 11.12. Waiver of Liability

                  Lender is not liable due to any action or failure to act by Lender relating to this Agreement or the Debt except as a result of Lender's gross negligence or willful misconduct. This provision shall survive the termination or expiration of this Agreement or payment of the Debt.

SECTION 11.13  WAIVE JURY TRIAL

                  THE BORROWER, FOR ITSELF, ITS SUBSIDIARIES (IF ANY) AND THE GUARANTOR AND LENDER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT OR THE DEBT AS AN INDUCEMENT TO THE EXECUTION OF THIS AGREEMENT.

Section 11.14.  Execution in Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which when so executed is deemed to be an original and all of which taken together constitute but one and the same agreement.

                           ARTICLE 12. INDEMNIFICATION

                  As part of the Debt, Borrower and Guarantor agree to and hereby indemnify and hold Lender harmless from and against, and to reimburse Lender with respect to any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including consequential damages, reasonable attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Lender at any time and from time to time by reason of or arising out of:

                  (a) the breach of any representation, warranty or covenant of Borrower or Guarantor set forth in this Agreement;

                  (b) the failure of Borrower or Guarantor to perform any obligation herein required to be performed by Borrower or Guarantor; or

                  (c) the ownership, construction, occupancy, operation, use and maintenance of the Collateral.

This covenant survives the date on which the Debt is paid and performed in full and notwithstanding whether Borrower or Guarantor has been released and discharged or whether Lender becomes the owner of the Collateral.


                                ARTICLE 13. TERM

This Agreement is to remain in effect for so long as the Debt remains unpaid.


           ARTICLE 14. TERMINATION OF AGREEMENT IN ABSENCE OF DEFAULT

Section 14.1.  Termination by Lender.

                  This Agreement terminates, insofar as it relates to the Revolving Loan, two years from the date hereof. At the termination date: (a) all provisions for additional advances under this Agreement terminate, (b) the principal and interest of the Revolving Loan becomes immediately due and payable, and all other Debt becomes immediately due and payable, all without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower, and (c) Lender is entitled to exercise forthwith (to the extent and in such order as Lender may elect, in its sole discretion) any or all of the rights and remedies referred to in this Agreement as available following Default for the collection of such amounts.

Section 14.2.  Termination By Borrower.

                  14.2(a) In the absence of a Default, Borrower may terminate this Agreement only upon:

                  (i) giving sixty (60) days' prior written notice to Lender of the intended termination date; and

                  (ii) paying to Lender in full the principal and interest of the Revolving Loan, and all other Debt.


Section 14.3.  Effect on Advance Limit

                  Upon the giving of notice of termination pursuant to this Section, the Advance Limit thereafter will not increase in excess of the principal balance of the Revolving Loan at the time of such notice.

Section 14.4.  Mutual Release.

                  Upon full and final payment and performance of the Revolving Loan and all other Debt, Borrower, Guarantor and Lender thereupon automatically each are fully, finally and forever released and discharged from any and all claims, liabilities and obligations, whether in contract or tort, arising out of or relating in any way to this Agreement, the Revolving Loan, or any act or omission relating to any of the foregoing or to any of the Collateral, except as otherwise provided herein.


                   ARTICLE 15. CROSS DEFAULT/CROSS COLLATERAL

                  All other existing and future agreements between or among Lender, any Participant and/or any Affiliate, Borrower and/or any Affiliate, Guarantor and/or any Affiliate are hereby amended so that a Default under this Agreement is a default under such other agreements and a default under such other agreements is a Default under this Agreement. Any collateral pledged under such other agreements between Lender or Participant and/or Affiliate and the Borrower and/or any Affiliate, Guarantor and/or any Affiliate secures the Debt under this Agreement and the Collateral under this Agreement secures any and all obligations under such other agreements.

           ARTICLE 16. FURTHER ACKNOWLEDGMENTS OF BORROWER AND LENDER

Section 16.1.  Representation by Counsel.

                  Borrower, Guarantor and Lender acknowledge and agree that they
(i) have independently reviewed and approved each and every provision of this Agreement, including the Exhibits and schedules attached hereto, the Guaranty of Guarantor and any and all other documents and items as they or their counsel have deemed appropriate, and (ii) have entered into this Agreement, the Guaranty, and have executed the closing documents voluntarily, without duress or coercion, and have done all of the above with the advice of their legal counsel.

Section 16.2.  Waiver of Objection.

                  Borrower, Guarantor and the Lender acknowledge and agree that, to the extent deemed necessary by them or their counsel, they and their counsel have independently reviewed, investigated and/or have full knowledge of all aspects of the transaction and the basis for the transaction contemplated by this Agreement and/or have chosen not to so review and investigate (in which case, Borrower and Guarantor acknowledge and agree that they have knowingly and upon the advice of counsel waived any claim or defense based on any fact or any aspect of the transaction that any investigation would have disclosed), including without limitation:

                  (i) the risks and benefits of the various waivers of rights contained in this Agreement, including but not limited to, the waiver of the right to a jury trial;

                  (ii) the adequacy of the consideration being transferred under this Agreement, including the adequacy of the consideration for the Mutual Release as set forth in Section 14.4 hereof.

Section 16.3.  No Reliance Upon Lender.

                  Borrower and Guarantor acknowledge and agree that they have made their own investigation or elected not to make such investigation as to all matters deemed material to this transaction and have not relied on any statement of fact or opinion, disclosure or non-disclosure of the Lender, and have not been induced by the Lender in any way, except for the consideration recited herein, in entering into this Agreement and executing the closing documents contemplated hereby, and further acknowledge that the Lender has not made any warranties or representations of any kind in connection with this transaction except as specifically set forth herein or in the documents executed in conjunction with this Agreement, and Borrower and Guarantor are not relying on any such representations or warranties.

Section 16.4.  All Material Matters Reviewed

                  Borrower and Guarantor acknowledge and agree that, after careful consideration, they do not deem any matter not reviewed or investigated by them to be material to this Agreement and the transactions contemplated hereby.


                  IN WITNESS WHEREOF, the Borrower, Guarantor and Lender have executed this Agreement.



Attest/Witness: INTEGRATED BIOPHARMA, INC. A Delaware Corporation

/s/ Eleanor DiMartino                                By:      /s/ Eric Friedman
Name:  ELEANOR DiMARTINO                             Print Name:  ERIC FRIEDMAN
Title:     Secretary                                 Title: Vice President



Signatures continued...............

..... continuation of signatures to Revolving Loan and Security Agreement


Attest/Witness:                                     MANHATTAN DRUG COMPANY, INC.
                                                    A New York Corporation

/s/ Eleanor DiMartino                               By: /s/ Eric Friedman
Name:  ELEANOR DiMARTINO                            Print Name:  ERIC FRIEDMAN
Title:     Secretary                                Title: Vice President


Attest/Witness:                                     IHT HEALTH PRODUCTS, INC.
                                                    A  Delaware Corporation

/s/ Eleanor DiMartino                               By: /s/ Eric Friedman
Name:  ELEANOR DiMARTINO                            Print Name:  ERIC FRIEDMAN
Title:     Secretary                                Title:Vice President



Attest/Witness:                                    INTEGRATED HEALTH IDEAS, INC.
                                                   A  New Jersey Corporation

/s/ Eleanor DiMartino                              By: /s/ Eric Friedman
Name:  ELEANOR DiMARTINO                           Print Name:  ERIC FRIEDMAN
Title:     Secretary                               Title: Vice President


Attest/Witness:                                      IHT PROPERTIES CORP.
                                                     A  Delaware Corporation

/s/ Eleanor DiMartino                                By: /s/ Eric Friedman
Name:  ELEANOR DiMARTINO                             Print Name:  ERIC FRIEDMAN
Title:     Secretary                                 Title: Vice President


Attest/Witness:                                      NUCYCLE THERAPY, INC.
                                                     A  New Jersey Corporation

/s/ Eleanor DiMartino                                By: /s/ Eric Friedman
Name:  ELEANOR DiMARTINO                             Print Name:  ERIC FRIEDMAN
Title:     Secretary                                 Title: Vice President


Attest/Witness:                                      VITAMIN FACTORY, INC.
                                                     A  Delaware Corporation

/s/ Eleanor DiMartino                                By: /s/ Eric Friedman
Name:  ELEANOR DiMARTINO                             Print Name:  ERIC FRIEDMAN
Title:     Secretary                                 Title: Vice President


Signatures continued...............
..... continuation of signatures to Revolving Loan and Security Agreement



Witness:

/s/ Eleanor DiMartino                                          /s/ E. Gerald Kay
Print Name:                                                    E.  GERALD KAY
                                                               Guarantor



                                                    COMMERCE BANK, N.A.


                                               By: /s/ Christopher C. Arabia
                                               Print Name: Christopher C. Arabia
                                               Title:  Assistant Vice President

                                   SCHEDULE 1

                                   Other Liens



UCC Financing Statement (Manhattan Drug Co., Inc.) in favor of The Chase Manhattan Bank, filed with the NJ Department of the Treasury on July 31, 2000 as to leased equipment

                   Schedule 2. Identification of the Borrower
Names of the Borrower
1. Integrated BioPharma, Inc., a Delaware corporation (f/k/a Integrated Health Technologies, Inc., a Delaware corporation) 2. Manhattan Drug Company, Inc., a New York corporation 3. IHT Health Products, Inc., a Delaware corporation 4. Integrated Health Ideas, Inc., a New Jersey corporation (f/k/a Manhattan International, Inc., a New Jersey corporation)
5. IHT Properties Corp., a Delaware corporation 6. NuCycle Therapy, Inc., a New Jersey corporation 7. Vitamin Factory, Inc., a Delaware corporation

Fictitious Names, Alternate Names and Trade Names of the Borrower
-----------------------------------------------------------------
Integrated BioPharma, Inc. (f/k/a Chem Holding, Inc. in New Jersey)


Federal Tax Identification Numbers and State Organizational Numbers of the Borrower

Entity                              State   Federal ID Number   Organizational Number     SIC #
------                              -----   -----------------   ---------------------     -----
Integrated BioPharma, Inc.          DE       # 22-2407475              # 2538924          2834
Manhattan Drug Company, Inc.        NY       # 11-2000871              n/a                2834
IHT Health Products, Inc.           DE       # 22-3749214              # 3275322          2834
Integrated Health Ideas, Inc.       NJ       # 22-3197169              # 0100529400       2834
IHT Properties Corp.                DE       # 22-3768013              # 3289320          2834
NuCycle Therapy, Inc.               NJ       # 22-3239507              # 0100549621       2834
Vitamin Factory, Inc.               DE       # 22-2436074              # 0945245          2834

List of offices, locations, and locations of Collateral 201 US Highway 22, Hillside, New Jersey 07205 (factory) The following entities are located therein:
- Manhattan Drug Company, Inc.
-        Integrated Health Ideas, Inc.
-        NuCycle Therapy, Inc.

225 Long Avenue, Building #15, Hillside, New Jersey 07205 (executive offices) The following entities are located therein: - Integrated BioPharma, Inc.
-        Manhattan Drug Company, Inc.
-        IHT Health Products, Inc.
-        Integrated Health Ideas, Inc.
-        NuCycle Therapy, Inc.
-        Vitamin Factory, Inc.

Integrated BioPharma, Inc.
- Integrated Health Technologies, Inc., a Delaware corporation, changed its name to Integrated BioPharma, Inc., a Delaware corporation, effective January 29, 2003.
- Integrated Health Technologies, Inc., a Delaware corporation, previously changed its name from Chem International, Inc., a Delaware corporation, effective December 19, 2000.
- Chem International, Inc., a New York corporation, previously merged with and into Chem International, Inc., a Delaware corporation, effective February 2, 1996.

IHT Properties Corp.
Morristown Holding Company, a Delaware corporation, previously merged with and into IHT Properties Corp., a Delaware corporation, effective December 29, 2000.
                                  Schedule 7.1

         Integrated BioPharma, Inc. (f/k/a Integrated Health Technologies, Inc.) (the "Company") and Trade Investment Services, L.L.C., a Delaware limited liability company ("TIS") entered into an agreement dated as of February 1, 2003 (the "Paxis Purchase Agreement") pursuant to which the Company agreed to purchase from TIS all of its interests in TisorEx, Inc. (to be renamed Paxis Pharmaceuticals, Inc. or "Paxis"), a Delaware corporation, which consists of fifty percent (50%) of the equity of Paxis, in exchange for $500,000 payable at closing and twenty-five percent (25%) of the after-tax profits of Paxis until TIS has received an additional $49,500,000 (the "Paxis Acquisition"). The Paxis Acquisition is subject to the completion of satisfactory due diligence and certain conditions of closing, including: (i) if requested by Paxis, the Company to provide a $7,000,000 loan to Paxis (the "Paxis Financing") at a nine (9%) percent rate of interest, with such Paxis Financing to be repaid from free cash flow of Paxis prior to any distributions to the Company's stockholders and to mature on the second anniversary of such financing; and (ii) the Company to receive equity in Paxis equal to one-third of the shares outstanding of Paxis after such issuance.

         E. Gerald Kay, the Chairman of the Board of the Company and beneficial owner of approximately fifty percent (50%) of the stock of the Company (or, approximately sixty-two percent (62%) if family trusts of which he is a trustee are attributed to him), is the owner of one-third (1/3) of the equity of TIS. Robert Kay, the brother of E. Gerald Kay, is also the owner of one-third (1/3) of the equity of TIS. Carl DeSantis, the father of Dean DeSantis who is a director of the Company, is the owner of one-third (1/3) of the equity of TIS.

                                  Schedule 7.12

         Integrated BioPharma, Inc. (f/k/a Integrated Health Technologies, Inc.) (the "Company") and Trade Investment Services, L.L.C., a Delaware limited liability company ("TIS") entered into an agreement dated as of February 1, 2003 (the "Paxis Purchase Agreement") pursuant to which the Company agreed to purchase from TIS all of its interests in TisorEx, Inc. (to be renamed Paxis Pharmaceuticals, Inc. or "Paxis"), a Delaware corporation, which consists of fifty percent (50%) of the equity of Paxis, in exchange for $500,000 payable at closing and twenty-five percent (25%) of the after-tax profits of Paxis until TIS has received an additional $49,500,000 (the "Paxis Acquisition"). The Paxis Acquisition is subject to the completion of satisfactory due diligence and certain conditions of closing, including: (i) if requested by Paxis, the Company to provide a $7,000,000 loan to Paxis (the "Paxis Financing") at a nine (9%) percent rate of interest, with such Paxis Financing to be repaid from free cash flow of Paxis prior to any distributions to the Company's stockholders and to mature on the second anniversary of such financing; and (ii) the Company to receive equity in Paxis equal to one-third of the shares outstanding of Paxis after such issuance.

         E. Gerald Kay, the Chairman of the Board of the Company and beneficial owner of approximately fifty percent (50%) of the stock of the Company (or, approximately sixty-two percent (62%) if family trusts of which he is a trustee are attributed to him), is the owner of one-third (1/3) of the equity of TIS. Robert Kay, the brother of E. Gerald Kay, is also the owner of one-third (1/3) of the equity of TIS. Carl DeSantis, the father of Dean DeSantis who is a director of the Company, is the owner of one-third (1/3) of the equity of TIS.

                                    EXHIBIT A

(i) "Accounts", which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all accounts and any and all obligations of any kind at any time due and/or owing to the Borrower and all rights of the Borrower to receive payment or any other consideration, whether or not earned by performance, including without limitation, invoices, contract rights, Accounts, and all other debts, obligations and liabilities for property sold, leased, licensed, assigned or disposed of, for services rendered, for a policy of insurance issued or to be issued, for a secondary obligation, arising out of a credit card or for health-care insurance receivable, in whatever form, owing to Borrower from any person, firm, governmental authority, corporation or any other entity, all security therefor, all of which whether now existing or hereafter acquired.

(ii) "Chattel Paper", which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all chattel paper and records that evidence both a monetary obligation and a security interest or lease in specific goods and software used in the goods, a lease of specific goods or a lease of specific goods and license of software used in the goods, including electronic chattel paper or whatever form, owing to Borrower or in which the Borrower has an interest, all of which whether now existing or hereafter acquired.

(iii) "Commercial Tort Claims", which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all claims arising in tort in the course of the Borrower's business more specifically described on the attachment hereto (if any), all of which whether now existing or hereafter acquired.

(iv) "Deposit Accounts", which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all deposit accounts, whether demand, time, savings, passbook or similar accounts maintained by the Borrower at any bank, all of which whether now existing or hereafter acquired.

(v) "Equipment", which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all equipment, machinery, furniture and all other related goods, all replacements, repairs, modifications, alterations, additions, controls and operating accessories therefor, all substitutions and replacements therefor, all accessions and additions thereto of the Borrower, all of which whether now existing or hereafter acquired.

(vi) "General Intangibles," which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all general intangibles and payment intangibles and any and all personal property, choses-in-action, and things in action, leases, income tax refunds, copyrights, licenses, rights, patents, patent rights, franchise rights, distributorship rights, trademarks, tradenames, service marks, trademark rights, formulae, customer lists and goodwill of the Borrower, all of which whether now existing or hereafter acquired.

(vii) "Goods," which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all goods, fixtures, manufactured homes and embedded computer programs and all things and property of the Borrower which are not otherwise defined in this Exhibit A, all of which whether now existing or hereafter acquired.

(viii) "Instruments", which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all instruments, negotiable instruments or other writings that evidence a right of the Borrower to payment of a monetary obligation that is transferrable in the ordinary course of the Borrower's business with any necessary endorsement or assignment, all of which whether now existing or hereafter acquired.

(ix) "Inventory", which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all inventory and all goods, merchandise or other personal property held by the Borrower for sale or lease or under a contract of service or to be furnished under labels and other devices, names or marks affixed thereto for purposes of selling or identification, and all right, title and interest of the Borrower therein and thereto, all raw materials, packaging and shipping materials, work or goods in process or materials and supplies of every nature used, consumed or to be consumed in the Borrower's business, all of which whether now existing or hereafter acquired.

(x) "Investment Property", which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all of the Borrower's certificated or uncertificated securities, security entitlements, securities accounts, commodity contracts or commodity accounts whether now existing or hereafter acquired.

(xi) "Letter of Credit Rights", which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all of the Borrower's rights to payment or performance under a letter of credit whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance whether now existing or hereafter acquired.

(xii) All promissory notes, documents, software and supporting obligations (and security interests and liens securing them) of the Borrower as now and hereafter defined in the Uniform Commercial Code whether now existing or hereafter acquired.

(xiii) As to all of the foregoing (i) through (xii) inclusive, all cash proceeds, non-cash proceeds and products thereof, additions and accessions thereto, replacements and substitutions therefor.

STATE OF                       )
COUNTY OF                    )ss:




BE IT REMEMBERED, that on this 9th day of June, 2003, before me, the subscriber, personally came and appeared ERIC FRIEDMAN and ELEANOR DiMARTINO to me known, who I am satisfied are, and who, being by me duly sworn, did depose and say that they are the indicated officers of each of the corporations described in and which executed the foregoing instrument and that each signed the same as said officer; and I have first made known to them the contents thereof, they did further depose, say and acknowledge that they signed said instrument as said officers of said corporations, that they know the seals of said corporations, that the seals affixed to said instrument are such corporate seals and that they sealed the same and affixed said seals and delivered said instrument as the voluntary act and deed of said corporations, made by virtue of authority and by order of and from their Boards of Directors, and that they signed their names thereto by like order.


                                                     /s/ Pora L. Arias
                                                     Pora L. Arias
                                                     Notary Public of New Jersey